UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012 (March 19, 2012)

Harland Clarke Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-133253	84-1696500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10931 Laureate Drive, San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

(210) 694-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Harland Clarke Holdings Corp., a Delaware corporation (the "Registrant"), entered into a Stock Purchase Agreement, dated as of March 19, 2012, with FLX Holdings LLC, a Delaware limited liability company ("FLX Holdings"), and Faneuil Holdco LLC, a Delaware limited liability company ("Faneuil Holdco", and together with FLX Holdings, "Sellers"), pursuant to which the Registrant purchased (the "Purchase") from the Sellers 100% of the issued and outstanding shares of capital stock of New Faneuil, Inc., a Delaware corporation ("New Faneuil"), for $70 million in cash. New Faneuil, through its wholly owned subsidiary Faneuil, Inc., a Delaware corporation, engages in the business of call center operations, staffing and related activities, toll collection operations, toll road services and back office operations (including violations processing).

The issued and outstanding limited liability company interests of each Seller are 100% owned, directly or indirectly, by Mr. Ronald O. Perelman, who indirectly owns 100% of the issued and outstanding shares of capital stock of the Registrant.

The Purchase was financed with available cash on hand.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARLAND CLARKE HOLDINGS CORP.
By:    /s/ Martin Wexler_______________
Martin Wexler
Vice President & Treasurer

Date: March 21, 2012